UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 4, 2020, The William Carter Company, a wholly owned subsidiary of Carter’s, Inc. (the “Company”), entered into the Amendment No. 2 (the “Amendment No. 2”) to its fourth amended and restated secured revolving credit agreement dated as of August 25, 2017, which was previously amended by Amendment No. 1, dated September 21, 2018 (collectively, the “Secured Revolving Credit Agreement”). Capitalized terms used in the description below but not defined herein have the meanings given to such terms in Amendment No. 2.
Amendment No. 2 provides for, among other things, access to additional capital and increased flexibility under financial maintenance covenants, which the Company sought in part due to the unforeseen negative effects of the COVID-19 pandemic.
In particular, Amendment No. 2 provides that the Company may issue additional debt securities in an aggregate principal amount of up to $500 million on or prior to the last day of fiscal 2020 (the “Post-Amendment Debt Issuance”), and must use half of the net cash proceeds from the Post-Amendment Debt Issuance to repay outstanding borrowings under the Secured Revolving Credit Facility (or, if such outstanding borrowings do not exceed an amount equal to half of such net cash proceeds, the amount necessary to repay the borrowings in full). The aggregate gross principal amount of any Post-Amendment Debt issuance will not count as Consolidated Indebtedness for purposes of leverage determinations under the Secured Revolving Credit Agreement to the extent that the Company’s and certain other subsidiaries’ on-hand cash and cash equivalents is greater than the gross proceeds of the Post-Amendment Debt Issuance.
Additionally, Amendment No. 2 provides that:

•
The Lease Adjusted Leverage Ratio and Consolidated Fixed Charge Coverage Ratio maintenance covenants are relaxed. Specifically, both covenants are waived during the period from and including the second fiscal quarter of 2020 through and including the fourth fiscal quarter of 2020 (the “Waiver Period”). Thereafter, the Lease Adjusted Leverage Ratio is set at 5.50:1.00 for the first fiscal quarter of 2021 and, during the remainder of 2021, gradually steps down to 4.00:1.00 for the fourth fiscal quarter of 2021 and, subject to the consummation of a Material Acquisition, thereafter. The Consolidated Fixed Charge Coverage Ratio is set at 1.25:1.00 for the first fiscal quarter of 2021 and, during the remainder of 2021 and first two fiscal quarters of 2022, gradually steps back up to 2.25:1.00 (or 1.85:1.00 if the Company completes the Post-Amendment Debt Issuance in an aggregate principal amount of no less than $400 million) for the second fiscal quarter of 2022 and, subject to the consummation of a Material Acquisition, thereafter.

•
The Company must meet last-four quarter adjusted EBITDA tests on a quarterly basis during the Waiver Period, although these tests will be discontinued from and after the completion of the Post-Amendment Debt Issuance in an aggregate principal amount of no less than $400 million.

•
During the period from May 4, 2020 through the date the Company delivers its financial statements and associated certificates relating to the third fiscal quarter of 2021 (the “Restricted Period”), the Company must maintain a minimum liquidity (defined as cash-on-hand plus availability under the Secured Revolving Credit Agreement) on the last day of each fiscal month of at least $450 million plus one-half of the aggregate principal amount of the Post-Amendment Debt Issuance (if any).

•
During the Restricted Period, the Company must demonstrate a business need for revolving borrowings if it maintains more than $700 million of cash on-hand at the time of the draw, subject to certain exceptions.

•
During the Restricted Period, the Company and certain subsidiaries must use 100% of the net cash proceeds of certain asset sales to prepay the outstanding revolving borrowings, subject to customary exceptions.

•
During the Restricted Period, the availability of certain exceptions to the lien, investment, indebtedness, and restricted payment negative covenants are limited or removed, and any incremental credit extensions and the possibility of a collateral and covenant release periods are suspended.

•
During the Restricted Period, the interest rate margins are initially 2.125% for LIBOR rate loans (which may be adjusted based upon a leverage-based pricing grid ranging from 1.125% to 2.375%) and 1.125% for base rate loans (which may be adjusted based upon a leverage-based pricing grid ranging from 0.125% to 1.375%). During the Restricted Period, a commitment fee initially equal to 0.35% per annum and ranging from 0.15% per annum to 0.40% per annum, based upon a leverage-based pricing grid, is payable quarterly in arrears with respect to the average daily unused portion of the revolving loan commitments. After the Restricted Period, the interest margin and commitment fees will revert to what they were prior to the effectiveness of Amendment No. 2.

The Amendment No. 2 was entered into by and among The William Carter Company, as U.S. Borrower, The Genuine Canadian Corp., as Canadian Borrower, Carter’s Holdings B.V., as Dutch Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, U.S. Dollar Facility Swing Line Lender and U.S. Dollar Facility L/C Issuer, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, J.P. Morgan Europe Limited, as European Agent, JPMorgan Chase Bank, N.A., London Branch, as a Multicurrency Facility Swing Line Lender and a Multicurrency Facility L/C Issuer, each lender from time to time party thereto and the other parties party thereto.

The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 2, which will be filed with the periodic report of the Company for the second fiscal quarter of 2020 unless filed earlier on a current report on Form 8-K.
Item 2.02.                      Results of Operations and Financial Condition.
On May 5, 2020, Carter’s, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 28, 2020. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 2.03.                      Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of Carter's, Inc., dated May 5, 2020
101	Cover Page Interactive Data File - the cover page tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2020	CARTER’S, INC.

	By:	/s/ Scott Duggan
	Name:	Scott Duggan
	Title:	Senior Vice President, General Counsel and Secretary